Exhibit 99

SILICON LABS ANNOUNCES RECORD REVENUE

— Broad-based Product Revenue Achieves All-Time High in Third Quarter —

AUSTIN, Texas — October 23, 2014 — Silicon Labs (NASDAQ: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported financial results for its third quarter ended September 27, 2014. Revenue in the third quarter exceeded the top end of guidance and established a new record at $158.1 million, up from $154.9 million in the second quarter.

Financial Highlights

On a GAAP basis:

•                  Gross margin was 60.8 percent

•                  R&D expenses were $42.5 million

•                  SG&A expenses were $44.0 million

•                  Operating income as a percentage of revenue was 6.1 percent

•                  Diluted earnings per share were $0.13

GAAP SG&A expenses include a $6.0 million charge due to improved expectations regarding the achievement of the Energy Micro earn-out, reflecting strong performance in acquired 32-bit MCU revenue. The charge has an approximate $0.14 per share impact.

On a non-GAAP basis (results exclude the impact of stock compensation, amortization from acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Gross margin was 61.1 percent

•                  R&D expenses were $34.8 million

•                  SG&A expenses were $32.1 million

•                  Operating income as a percentage of revenue was 18.9 percent

•                  Diluted earnings per share were $0.52

Business Highlights

•                  Broad-based revenue established a new record at $80.3 million, driven by record performance in Silicon Labs’ microcontroller, wireless and sensor products.

•                  Broadcast revenue exceeded expectations at $53.1 million, which included $2.1 million from a patent sale.

•                  Access revenue also exceeded expectations at $24.8 million.

Product Highlights

•                  As a founding member of the Thread Group, announced the creation of a Thread software beta program for selected customers and ecosystem partners, helping them accelerate their product development plans for IP-based mesh networking.

•                  Introduced environmental and biometric sensing development kits that help developers simplify their designs in target applications including security systems, smart thermostats and wearables.

•                  Launched the industry’s most advanced automotive tuner ICs, the Si4790x family, offering a global radio solution supporting all leading broadcast standards worldwide.

•                  Introduced the Si534x “clock-tree-on-a-chip” clock portfolio, providing the industry’s lowest jitter and the greatest frequency flexibility, and supporting the use of a single clock to replace multiple timing components.

•                  Launched the ClockBuilder Pro software tool enabling designers to generate sophisticated clock configurations in less than five minutes, minimizing software development overhead and supporting the industry’s shortest lead times.

Business Outlook

The company expects revenue in the fourth quarter to be in the range of $155 million to $161 million and anticipates another record in its Broad-based products. Fourth quarter diluted earnings per share are expected to be between $0.12 and $0.18 on a GAAP basis and between $0.43 and $0.49 on a non-GAAP basis.

“We are delighted to report record revenue in the third quarter and have set an all-time high in Broad-based product revenue,” said Tyson Tuttle, CEO of Silicon Labs. “Our multi-year investment strategy in our MCU, wireless, sensor, power and timing products is driving strong results in our two largest markets, the Internet of Things and Internet Infrastructure, where we have continued to gain share and see exciting prospects for growth.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 39717390. The replay will be available through November 23, 2014.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and system solutions for the Internet of Things, Internet Infrastructure, industrial control, consumer and automotive markets. We solve the electronics industry’s toughest problems, providing customers with significant advantages in performance, energy savings, connectivity and design simplicity. Backed by our world-class engineering teams with unsurpassed software and mixed-signal design expertise, Silicon Labs empowers developers with the tools and technologies they need to advance quickly and easily from initial idea to final product. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, the Silicon Laboratories logo and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Revenues	$158,144	$146,933	$458,753	$433,851
Cost of revenues	62,033	58,772	176,874	169,545
Gross margin	96,111	88,161	281,879	264,306
Operating expenses:
Research and development	42,517	40,662	126,846	115,631
Selling, general and administrative	43,990	37,009	114,618	98,519
Operating expenses	86,507	77,671	241,464	214,150
Operating income	9,604	10,490	40,415	50,156

Other income (expense):
Interest income	231	129	733	616
Interest expense	(768)	(813)	(2,346)	(2,486)
Other income (expense), net	42	(23)	103	39
Income before income taxes	9,109	9,783	38,905	48,325
Provision for income taxes	3,501	3,252	10,908	9,148

Net income	$5,608	$6,531	$27,997	$39,177

Earnings per share:
Basic	$0.13	$0.15	$0.65	$0.92
Diluted	$0.13	$0.15	$0.64	$0.90

Weighted-average common shares outstanding:
Basic	43,112	42,684	43,218	42,477
Diluted	43,815	43,922	44,030	43,437

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended September 27, 2014
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$158,144

Gross margin	96,111	60.8%	$201	$390	$—	$96,702	61.1%

Research and development	42,517	26.9%	4,713	3,008	—	34,796	22.0%

Selling, general and administrative	43,990	27.8%	4,700	729	6,483	32,078	20.2%

Operating income	9,604	6.1%	9,614	4,127	6,483	29,828	18.9%

	Three Months Ended September 27, 2014
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Non- GAAP Measure
Net income	$5,608	$8,456	$2,407	$6,483	$22,954

Diluted shares outstanding	43,815	—	—	—	43,815

Diluted earnings per share	$0.13				$0.52

Unaudited Forward-Looking Statements Regarding Business Outlook

	Three Months Ending January 3, 2015
Business Outlook	High	Low
Estimated GAAP diluted earnings per share	$0.18	$0.12

Estimated non-GAAP charges	0.31	0.31

Estimated non-GAAP diluted earnings per share	$0.49	$0.43

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 27, 2014	December 28, 2013
Assets
Current assets:
Cash and cash equivalents	$111,705	$95,800
Short-term investments	216,973	179,593
Accounts receivable, net of allowances for doubtful accounts of $784 at September 27, 2014 and $797 at December 28, 2013	71,355	72,124
Inventories	47,015	45,271
Deferred income taxes	18,064	18,878
Prepaid expenses and other current assets	39,756	47,651
Total current assets	504,868	459,317
Long-term investments	11,505	10,632
Property and equipment, net	128,433	132,445
Goodwill	228,781	228,781
Other intangible assets, net	119,854	131,593
Other assets, net	21,476	28,382
Total assets	$1,014,917	$991,150

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,361	$22,126
Current portion of long-term debt	11,250	7,500
Accrued expenses	74,732	45,975
Deferred income on shipments to distributors	37,068	30,853
Income taxes	1,319	2,693
Total current liabilities	152,730	109,147
Long-term debt	80,000	87,500
Other non-current liabilities	32,217	55,941
Total liabilities	264,947	252,588
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 42,490 and 42,779 shares issued and outstanding at September 27, 2014 and December 28, 2013, respectively	4	4
Additional paid-in capital	31,467	48,630
Retained earnings	718,609	690,612
Accumulated other comprehensive loss	(110)	(684)
Total stockholders’ equity	749,970	738,562
Total liabilities and stockholders’ equity	$1,014,917	$991,150

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 27, 2014	September 28, 2013
Operating Activities
Net income	$27,997	$39,177
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	9,512	10,050
Amortization of other intangible assets and other assets	13,090	11,051
Stock-based compensation expense	28,173	22,304
Income tax benefit (shortfall) from stock-based awards	413	(621)
Excess income tax benefit from stock-based awards	(654)	(284)
Deferred income taxes	3,894	6,790
Changes in operating assets and liabilities:
Accounts receivable	769	12,599
Inventories	(1,591)	6,213
Prepaid expenses and other assets	12,627	(1,606)
Accounts payable	5,074	(3,017)
Accrued expenses	6,966	(2,864)
Deferred income on shipments to distributors	6,215	(3,169)
Income taxes	(4,898)	(1,429)
Net cash provided by operating activities	107,587	95,194

Investing Activities
Purchases of available-for-sale investments	(137,373)	(164,317)
Proceeds from sales and maturities of available-for-sale investments	100,009	186,936
Purchases of property and equipment	(5,500)	(8,984)
Purchases of other assets	(3,339)	(3,499)
Acquisition of businesses, net of cash acquired	—	(86,441)
Net cash used in investing activities	(46,203)	(76,305)

Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	8,559	11,900
Excess income tax benefit from stock-based awards	654	284
Repurchases of common stock	(50,942)	(7,776)
Payments on debt	(3,750)	(12,184)
Net cash used in financing activities	(45,479)	(7,776)

Increase in cash and cash equivalents	15,905	11,113
Cash and cash equivalents at beginning of period	95,800	105,426
Cash and cash equivalents at end of period	$111,705	$116,539

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